                                                                  EXHIBIT 99.1

[LOGO MERCK/Schering-Plough Pharmaceuticals]                       NEWS RELEASE

--------------------------------------------------------------------------------

For Release:  IMMEDIATELY                           Contact:    Denise K. Foy
                                                                (908) 298-7616


                 MERCK/SCHERING-PLOUGH PHARMACEUTICALS ANNOUNCES
                   MARKETING APPROVAL IN GERMANY OF EZETIMIBE
                  FOR TREATMENT OF ELEVATED CHOLESTEROL LEVELS

                 First Approval in Major Market for Ezetimibe;
               Ezetimibe to be Marketed as EZETROL(TM) in Germany

WHITEHOUSE STATION, N.J., and KENILWORTH, N.J., Oct. 17, 2002 -
Merck/Schering-Plough Pharmaceuticals today announced that EZETROL(TM) (ezetimibe) 10 mg Tablets has received marketing approval in Germany for use alone and with all marketed statins for the treatment of elevated cholesterol levels (hypercholesterolemia).

      The approval of ezetimibe in Germany represents the first step in seeking marketing approval throughout the European Union (EU) under the EU's mutual recognition procedure. In Germany, ezetimibe will be marketed under the tradename EZETROL.

      A New Drug Application for ezetimibe was submitted to the U.S. Food and Drug Administration on Dec. 27, 2001, and is currently under review. If approved in the United States, ezetimibe will be marketed under the tradename ZETIA(TM).

      Cholesterol treatment is one of the largest and fastest growing pharmaceutical markets. There is increased awareness about the importance of treating patients with elevated cholesterol and further lowering cholesterol levels in treated patients who are not achieving their cholesterol goals. With its approval in Germany, EZETROL will be entering into a $19 billion worldwide cholesterol market that is expected to exceed $30 billion by 2007.

      In Germany, EZETROL is also indicated for use with all marketed statins for the treatment of homozygous familial hypercholesterolemia, a genetic disorder that results in extremely high total


                                    - more -
cholesterol levels, and as monotherapy for the treatment of homozygous sitosterolemia, a genetic disorder that results in elevated plant sterol levels and premature atherosclerosis.

      Merck/Schering-Plough Pharmaceuticals is a joint venture between Merck & Co., Inc. (NYSE: MRK) and Schering-Plough Corporation (NYSE: SGP), formed in May 2000 and expanded in December 2001, to develop and market worldwide (excluding Japan) new prescription medicines in cholesterol management.

      MERCK FORWARD-LOOKING STATEMENT: This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements include statements regarding product development and product potential. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Additional detailed information concerning a number of factors that could cause actual results to differ materially is available in Item 1 of Merck's Annual Report on Form 10-K for the year ended Dec 31, 2001, in its periodic reports on Form 10-Q and in its reports on Form 8-K (if any). Copies of these forms are available on request to Merck's Office of Stockholder Services.

      SCHERING-PLOUGH FORWARD-LOOKING STATEMENT: The information in this press release includes certain "forward-looking" statements relating to the size of the cholesterol treatment market, and the market potential for ZETIA in Germany and in Europe, and the status of regulatory applications in the United States and Europe. The reader of this press release should understand that the extent that ZETIA is prescribed in Germany and in Europe will be determined by market factors, and that the market viability of ZETIA is subject to substantial risks and uncertainties. The reader of this release should also understand that the approval of new drugs are subject to the risks and uncertainties inherent in the regulatory approval process, and that there are


                                    - more -
no assurances that ZETIA will be approved by the FDA for marketing in the United States, or under the EU's mutual recognition procedure for marketing in other European countries. In addition, the forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, the extent of market acceptance of new products, current and future branded, generic and over-the-counter competition, government regulations and legislation, manufacturing issues, trade buying patterns, patent positions, litigation and investigations. For further details and a discussion of these and other risks and uncertainties, see the company's Securities and Exchange Commission filings, including the company's 2001 annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K.

     EZETROL and ZETIA are the Merck/Schering-Plough Pharmaceuticals trademarks for ezetimibe.
Merck & Co. Contacts

Media:      Chris Loder       (908) 423-3786, cell: (908) 403-9219
            Skip Irvine       (908) 305-5397
Investors:  Mark Stejbach     (908) 423-5185

                                      # # #


56-1002